Exhibit 99.1

Devon Energy Announces Tender Offers for up to $1.0 Billion Aggregate Purchase Price for

Certain Outstanding Debt Securities and Related Consent Solicitations

3/7/2018

OKLAHOMA CITY—(BUSINESS WIRE)—Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon Energy”) today announced that it has commenced tender offers to purchase for cash (the “Tender Offers”) up to an aggregate maximum repurchase amount of $1.0 billion for the securities listed in the table below (collectively, the “Securities”).

Title of Security	CUSIP Number	Series Tender Cap	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread(a)	Early Tender Payment (a)(b)
7.875% debentures due 2031(c)	25179SAD2	N/A	$1,058,648,000	1	2.75% UST due 2/15/28	FIT1	+ 140 bps	$30
7.950% debentures due 2032(d)	251799AA0	N/A	$788,758,000	2	2.75% UST due 2/15/28	FIT1	+ 140 bps	$30
5.850% notes due 2025(d)	25179MAV5	N/A	$485,232,000	3	2.75% UST due 2/15/28	FIT1	+ 60 bps	$30
5.600% notes due 2041(d)	25179MAL7	N/A	$1,250,000,000	4	2.75% UST due 11/15/47	FIT1	+ 135 bps	$30
3.250% notes due 2022(d)	25179MAP8	$250,000,000	$1,000,000,000	5	2.625% UST due 2/28/23	FIT1	+ 60 bps	$30

(a)	The Total Consideration (as defined below) for Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and includes the Early Tender Payment (as defined below).

(b)	Per $1,000 principal amount.

(c)	Issuer: Devon Financing Company, L.L.C.

(d)	Issuer: Devon Energy Corporation.

The Tender Offers consist of offers to purchase for cash the Securities listed in the table above up to the aggregate maximum repurchase amount, excluding accrued interest, of $1.0 billion (the “Aggregate Maximum Repurchase Amount”); provided that no more than $250,000,000 aggregate principal amount of the 3.250% notes due 2022 will be purchased in the Tender Offers (such cap, the “Series Tender Cap”). Subject to applicable law, the Company may increase or decrease the Aggregate Maximum Repurchase Amount or the Series Tender Cap in its sole discretion.

In conjunction with the Tender Offers, the Company also commenced a solicitation (the “Consent Solicitations”) of consents (the “Consents”) to adopt certain proposed amendments to the indentures governing the Securities to, among other things, eliminate substantially all of the restrictive covenants, certain affirmative covenants and events of default and other related provisions (the “Proposed Amendments”). In order for the Proposed Amendments with respect to a series of Securities to become effective, (i) the Proposed Amendments must be consented to by the holders of a majority of the aggregate principal amount outstanding of the Securities of such series and (ii) all of the Securities of such series that have been validly tendered in the applicable Tender Offer have been or will be accepted for purchase by the Company without proration. Holders of Securities may not tender their Securities without delivering Consents in the Consent Solicitation relating to such Securities. The Company refers investors to the Offer to Purchase and Consent Solicitation Statement, dated March 7, 2018 (the “Offer to Purchase”), for the complete terms and conditions of the Tender Offers and Consent Solicitations.

The Tender Offers will expire at 11:59 p.m., New York City time, on April 3, 2018, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”). Holders of Securities must validly tender and not validly withdraw their Securities prior to or at 5:00 p.m., New York City time, on March 20, 2018, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”), to be eligible to receive the Total Consideration, which includes the early tender payment of $30 per $1,000 principal amount of Securities (the “Early Tender Payment”). Holders of Securities who validly tender their Securities after the Early Tender Date but prior to or at the Expiration Date will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Payment. All Securities tendered prior to or at the Early Tender Date will have priority over Securities tendered after the Early Tender Date.

The Consent Solicitations will expire at 11:59 p.m., New York City time, on April 3, 2018, unless extended or earlier terminated.

Securities may be validly withdrawn (and related Consents may be revoked) at any time prior to or at 5:00 p.m., New York City time, on March 20, 2018, unless such date and time is extended or earlier terminated by the Company, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable Tender Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for such Securities (the “Fixed Spread”) in the table above plus the yield to maturity based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on March 21, 2018, unless extended or earlier terminated.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Securities, which date is anticipated to be (i) March 22, 2018, in the case of the Securities tendered prior to or at the Early Tender Date and accepted for purchase pursuant to a Tender Offer, and (ii) April 4, 2018, in the case of the Securities tendered after the Early Tender Date and prior to the Expiration Date and accepted for purchase pursuant to a Tender Offer.

Devon Energy expects to fund the Tender Offers with cash flow generated from operations and the net proceeds from previously completed asset sales and financing transactions. The Tender Offers are being made to reduce the Company’s outstanding debt, including the debt of its subsidiaries.

The Tender Offers and Consent Solicitations are subject to the satisfaction or waiver of certain conditions specified in the Offer to Purchase but the Tender Offers are not subject to minimum tender conditions. Following the completion of the Tender Offers, the Company or its affiliates may purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, or the applicable issuer may redeem Securities that the issuer is permitted to redeem pursuant to their terms. The Company is not obligated to redeem any Securities that are not tendered and accepted in the Tender Offers.

Information Relating to the Tender Offers and Consent Solicitations

The Offer to Purchase is being distributed to holders of Securities beginning today. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are the Lead Dealer Managers and Solicitation Agents for the Tender Offers and the Consent Solicitations and the Co-Dealer Managers and Solicitation Agents are BMO Capital Markets Corp., Mizuho Securities USA LLC and Scotia Capital (USA) Inc. Investors with questions regarding the Tender Offers or Consent Solicitations may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-1862 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 410-4760 (collect). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers and can be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers and solicitation agents, the tender and information agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers or deliver Consents pursuant to the Consent Solicitations, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities and deliver the related Consents, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the Tender Offers and Consent Solicitations, including complete instructions on how to tender Securities and deliver Consents, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because it contains important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (800) 967-4617 (bankers and brokers can call collect at (212) 269-5550) or emailing dvn@dfking.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the Tender Offers and Consent Solicitations and reduce its outstanding indebtedness and the other risks identified in the Offer to Purchase, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

About Devon

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient cash flow growth. For more information, visit www.devonenergy.com.

Investor Contacts

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

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